Exhibit 32.2

CERTIFICATION PURSUANT TO 18

U.S.C. SECTION 1350

In connection with the Annual Report of Professional Diversity Network, Inc. (the “Registrant”) on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Yiran Gu, Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. § 1350, that to my knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: March 31, 2026

/s/ Yiran Gu
Yiran Gu
Chief Financial Officer
(Principal Financial Officer)